Exhibit 99.1

For Immediate Release

CONTACTS:

Tony Rossi

Financial Profiles

trossi@finprofiles.com

Simon Coope

MacKenzie Partners, Inc.

(212) 929-5085

scoope@mackenziepartners.com

Michael McNamara

Steel Excel Inc.

(212) 520-2356

mmcnamara@steelpartners.com

STEEL EXCEL INC. TO ACQUIRE INTEREST IN iGO, INC.

SCOTTSDALE, Ariz., and WHITE PLAINS, N.Y., July 11, 2013 – iGO, Inc. (NASDAQ: IGOI) (the “Company”) announced today that it has entered into a definitive Stock Purchase and Sale Agreement (the “Sale Agreement”) with Steel Excel Inc. (Other OTC: SXCL) (“Steel”), pursuant to which Steel will commence a cash tender offer to purchase up to 44.0% of the outstanding shares of the Company’s common stock on a fully-diluted basis at a price of $3.95 per share. The offer price represents a 71.7% premium to the Company’s closing stock price on the NASDAQ of $2.30 on July 10, 2013. The Sale Agreement and the transactions contemplated thereby have been unanimously approved by the boards of directors of both companies.

Steel’s obligation to complete the tender offer is subject to the tender of at least 30.0% of the outstanding shares of the Company’s common stock on a fully-diluted basis. If at least 30.0%, but less than 44.0%, of the outstanding shares of the Company’s common stock on a fully-diluted basis are tendered in the tender offer, Steel is obligated to purchase from the Company newly issued shares of the Company’s common stock at the same price as paid in the tender offer so that Steel’s interest in the Company following such transaction will constitute the 44.0% threshold. Upon completion of the tender offer, Steel will be able to appoint two of the Company's four directors. Further, a new president and chief executive officer will be appointed to replace Michael D. Heil, who currently holds the position.

The board of directors of the Company has unanimously agreed to recommend that the Company’s stockholders tender their shares to Steel in the tender offer, subject to their fiduciary duties. Adage Capital Partners, L.P., one of the Company’s principal stockholders, owning approximately 21.0% of the Company’s outstanding common stock, has entered into a tender and voting agreement with Steel committing to tender all of its shares of the Company’s common stock in the tender offer subject to proration for tenders by other stockholders.

“After careful and thorough analysis, together with the advice of our financial advisor, the Board has endorsed this transaction as being in the best interest of the Company and our stockholders,” said Mr. Heil. “We are pleased that the transaction provides stockholders cash for part of their investment in the Company at a significant premium to the market price, while also enabling investors to retain equity in the Company and participate in its future direction under new stewardship.”

“iGO, Inc. has a superior brand, a reputation for delivering high quality products and a strong balance sheet,” said Jack L. Howard, Steel Excel’s principal executive officer. “We intend to work closely with the iGO employee team, our manufacturing and distribution partners and iGO’s valued customers to together build our businesses and create value for our shareholders and all our constituents.”

It is anticipated that the tender offer will commence in the next two weeks, with closing anticipated approximately 30 days thereafter. Closing is subject to customary conditions, as well as the 30% minimum condition. There is no financing contingency.

About iGO, Inc.

iGO, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market.  Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGO has the accessories they need.

iGO’s products are available at www.igo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.

iGO is a registered trademark of iGO, Inc. All other trademarks or registered trademarks are the property of their respective owners.

About Steel Excel Inc.

Steel Excel Inc., through its two business segments, Steel Energy Ltd. and Steel Sports Inc., is committed to acquiring, strengthening and growing profitable businesses. Steel Energy provides well servicing, workover and other services to the oil and gas industry. Steel Sports is a network of branded participatory and experience-based businesses engaged in sports, training, entertainment and consumer lifestyle. More information is available at Steel Excel’s website: www.steelexcel.com.

Important information about the tender offer

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of iGO, Inc. The tender offer described herein has not yet been commenced. At the time the tender offer is commenced, Steel Excel Inc. intends to file a tender offer statement on a Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission. At the time the tender offer is commenced, iGO, Inc. intends to file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of iGO, Inc. The solicitation of offers to buy common stock of iGO, Inc. will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, and all related documents, if and when such documents are filed and become available, as they will contain important information about the tender offer and proposed transaction. Stockholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission’s website at www.sec.gov, or from the information agent Steel Excel Inc. selects. In addition, copies of the solicitation/recommendation statement and other filings containing information about iGO, Inc., the tender offer and the transactions contemplated by the Sale Agreement may be obtained, if and when available, without charge, by directing a request to iGO, Inc. Attention: Chief Executive Officer, at 17800 N. Perimeter Drive, Suite 200, Scottsdale, Arizona 85255, or on iGO, Inc.’s corporate website at www.igo.com.

It is not anticipated that stockholder approval of the Sale Agreement or transactions contemplated by it will be required. This press release does not constitute proxy solicitation material and no stockholder should submit any proxy or other voting document to iGO, Inc. at this time. If a stockholder vote is later determined to be required, iGO, Inc. would file with the Securities and Exchange Commission and make available to stockholders a proxy statement and proxy card complying with applicable rules, which stockholders would be urged to review before voting.

Forward-looking statements

Certain statements made in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “intend” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  Such forward-looking statements include the ability of iGO, Inc. and Steel Excel Inc. to complete the transactions contemplated by the Sale Agreement, including the parties’ ability to satisfy the conditions set forth in the Sale Agreement and the possibility of any termination of the Sale Agreement, and other statements regarding the timing and the closing of the tender offer and transactions contemplated by the Sale Agreement.  These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from iGO, Inc.’s or Steel Excel Inc.’s expectations and projections. Risks and uncertainties include, among other things, uncertainties as to the timing of the tender offer and the transactions contemplated by the Sales Agreement; uncertainties as to how many of iGO’s stockholders will tender their stock in the tender offer; the possibility that various closing conditions to the tender offer and the transactions contemplated by the Sale Agreement may not be satisfied or waived, including that there is a material adverse change to iGo; other business effects, including effects of industry, economic or political conditions outside the company’s control; as well as other cautionary statements contained in iGO, Inc.’s periodic reports filed with the Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 31, 2012, as well as in Steel Excel Inc.’s periodic reports filed with the Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 31, 2012. Neither iGO, Inc. nor Steel Excel Inc. undertake to update the disclosures made herein, and you are urged to read their respective filings with the Securities and Exchange Commission.

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